EXHIBIT A

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Original Issue Date: January ___, 2008
Original Conversion Price (subject to adjustment herein): $4.25

$_______________

5% SECURED CONVERTIBLE NOTE
DUE JANUARY ___, 2011

THIS SECURED CONVERTIBLE NOTE is one of a series of duly authorized and validly issued Secured Convertible Notes of China Water & Drinks, Inc., a Nevada corporation, with headquarters at Unit 07, 6/F, Concordia Plaza, 1 Science Museum Road, Tsimshatsui East, Kowloon, Hong Kong (collectively with its predecessors, the “Company”), designated as its 5% Secured Convertible Note, due on the three year anniversary of the Original Issue Date (this note, the “Note” and, collectively with the other such series of notes, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $_______________ by the three year anniversary of the Original Issue Date, or such earlier date as this Note is required or permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“5% Secured Convertible Notes” means the 5% Secured Convertible Notes issued by the Company on the date hereof, including this Note.

“Alternate Consideration” shall have the meaning set forth in Section 5(h).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion of the Notes), or (ii) the Company merges into or consolidates with any other Person (as defined below), or any Person merges into or consolidates with the Company and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity resulting from such merger or consolidation immediately after such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person, or (iv) a replacement at one time or within a three-year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

“Common Stock” means the common stock, par value $.001 per share, of the Company and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(c).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

“Effectiveness Period” shall have the meaning set forth in the Registration Rights Agreement.

“Event of Default” shall have the meaning set forth in Section 9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 5(h).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(c).

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance, claim or other third party rights or restrictions of any kind.

“Mandatory Default Amount” means the sum of (i) the greater of (A) 120% of the outstanding principal amount of this Note, plus all accrued and unpaid interest hereon, or (B) the outstanding principal amount of this Note, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (a) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (b) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 10(d).

“Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Permitted Indebtedness” means (a) the Indebtedness (as defined in Section 3(s) the Purchase Agreement) existing on the Original Issue Date and set forth on Schedule 3(w) attached to the Purchase Agreement (b) the Indebtedness evidenced by the Notes, and (c) lease obligations and purchase money indebtedness of up to US$5 million, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (c) Liens incurred in connection with Permitted Indebtedness.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means the Securities Purchase Agreement among the Company and the original Holders, dated as of January 24, 2008, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement among the Company and the Investors (as defined in the Registration Rights Agreement), dated as of the date of the Purchase Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement that registers the Registrable Securities (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

“Subsequent Financing” shall mean a transaction on or before December 31, 2008 involving the issuance by the Company of shares of Common Stock with respect to which the Company receives gross proceeds of not less than $30 million.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b)  if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

Section 2. Interest.

a) Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 5% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning on March 31, 2008, on each Conversion Date (as to that principal amount then being converted), and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an “Interest Payment Date”), in cash.

b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Conversion Shares within the time period as set forth in by Section 4(d)(ii). Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 10% per annum or the maximum rate permitted by applicable law (“Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of payment in full.

d) Prepayment. Except as otherwise set forth in this Note, the Company may not prepay any portion of the principal amount of this Note without the prior written consent of the Holder.

Section 3.  Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note and any accrued and unpaid interest shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time; provided, however, that the Holder shall not effect any conversion of this Note if, immediately after such conversion, the Holder and its affiliates would in the aggregate beneficially own more than 9.9% of the Company's outstanding shares of Common Stock. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (a “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. The Company shall, promptly upon its receipt of a Notice of Conversion, notify the Holder by telephone and by facsimile of the number of shares of Common Stock outstanding on such date and the number of Conversion Shares which would be issuable to the Holder if the conversion requested in such Notice of Conversion were effected in full, whereupon, notwithstanding anything to the contrary set forth in this Note, the Holder may, to the extent that the Holder determines that such conversion would result in the Holder and its affiliates beneficially owning more than 9.9% of the Company's outstanding shares of Common Stock, within one Trading Day of its receipt of the Company's notice as required by this sentence, revoke such conversion in whole or in part by notifying the Company by telephone or facsimile. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Automatic Conversion. Upon, and subject to the consummation of, a Subsequent Financing, an amount of this Note equal to fifty percent (50%) of the outstanding principal amount of this Note as of the Original Issue Date shall be automatically converted into shares of Common Stock; provided, that if a portion of this Note has previously been converted (voluntarily or otherwise), the principal amount of this Note to be automatically converted pursuant to this Section 4(b) shall be reduced by the aggregate principal amount of this Note converted in such previous conversion(s); and provided, further, that the principal amount of this Note to be automatically converted pursuant to this Section 4(b) shall be further reduced such that immediately after such conversion, the Holder and its affiliates would not in the aggregate beneficially own more than 9.9% of the Company's outstanding shares of Common Stock, giving effect to such conversion. Prior to the issuance of any Conversion Shares to the Holder pursuant to an automatic conversion under this Section 4(b), the Company shall notify the Holder by telephone and by facsimile of the number of shares of Common Stock outstanding on such date and the number of Conversion Shares issuable to the Holder pursuant to such automatic conversion, whereupon, notwithstanding anything to the contrary set forth in this Note, the Holder may require the Company to reduce the principal amount of this Note being automatically converted, to the extent that such conversion would result in the Holder and its affiliates, in the aggregate, beneficially owning more than 9.9% of the Company's outstanding shares of Common Stock at the time of such conversion by notifying the Company by telephone or facsimile within one Trading Day of its receipt of the Company's notice as required by this sentence. All or any portion of such reduced principal amount of this Note that is not automatically converted at the election of the Holder pursuant the immediately preceding sentence, may be converted at the sole discretion of the Company at any time, provided that such conversion will not result in the Holder and its affiliates, in the aggregate, beneficially owning more than 9.9% of the Company's outstanding shares of Common Stock, giving effect to such conversion.

c) Conversion Price. The “Conversion Price” shall be an amount equal to the greater of (a) to the Original Conversion Price, subject to adjustment as provided in Section 5 and Section 5.1, or (b) $3.00, subject to adjustment as provided in Section 5 (the “Conversion Price”).

d) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount and any accrued and unpaid interest of this Note to be converted by (y) the Conversion Price then in effect.

ii. Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note. On or after the Effective Date (as defined in the Registration Rights Agreement), the Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return the Common Stock certificates representing the principal amount of this Note tendered for conversion to the Company, if any such certificates have been delivered to the Holder.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon the delivery to the Company of a Notice of Conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such fifth Trading Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the Conversion Price of such conversion and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases 1,000 shares of Common Stock having a total purchase price of $5,000 (including brokerage commissions) to cover a Buy-In with respect to an attempted conversion of this Note into 1,000 shares of Common Stock at a Conversion Price of $4.00 per share, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5 and Section 5.1) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

vii. Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one (1) whole share of Common Stock.

viii. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Note); (B) subdivides outstanding shares of Common Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Issuance of Common Stock Equivalents. If the Company, at any time while this Note is outstanding, issues Common Stock Equivalents to holders of shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share (or a conversion price per share) less than the VWAP on the date of issuance of such Common Stock Equivalents, the Conversion Price shall be decreased by multiplying the Conversion Price in effect immediately prior to the such date of issuance by a fraction, of which: (A) the numerator shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (y) the total number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock offered for subscription or purchase (or the aggregate conversion price of such Convertible Securities) would purchase at the VWAP on the date of such issuance; and (B) the denominator shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (y) the number of additional shares of Common Stock offered for subscription or purchase (or into which such Convertible Securities could be converted).

c) Cash Dividends or Distributions. If the Company, at any time while this Note is outstanding, makes a dividend or distribution consisting exclusively of cash to holders of the Common Stock, the Conversion Price shall be decreased by multiplying the Conversion Price in effect on the record date for the determination of shareholders entitled to such distribution by a fraction, of which: (A) the numerator shall be the VWAP on such record date less the amount of cash to be distributed per share of Common Stock; and (B) the denominator shall be the VWAP on such record date. Notwithstanding the foregoing, if (a) the per share amount of such dividend or distribution equals or exceeds the VWAP on the record date for the determination of shareholders entitled to such dividend or distribution or (b) the VWAP on such record date exceeds the per share amount of such dividend or distribution by less than US$1.00, in lieu of the foregoing adjustment, the Holder shall have the right to receive upon conversion, in addition to the Conversion Shares, such dividend or distribution the Holder would have received if it had converted this Note immediately prior to such record date.

d) Repurchases. If the Company, at any time while this Note is outstanding, makes a payment in respect of a repurchase (including by way of a tender or an exchange offer) of shares of Common Stock the consideration for which exceeds the VWAP immediately prior to the announcement of such repurchase, the Conversion Price shall be decreased by multiplying the Conversion Price in effect immediately prior to the announcement of such repurchase by a fraction, of which: (A) the numerator shall be (x) the total number of shares of Common Stock outstanding on the date immediately prior to the announcement of such repurchase multiplied by the VWAP as of such date, minus (y) the aggregate consideration paid in connection with such repurchase; and (B) the denominator shall be the number of shares of Common Stock outstanding on the date immediately prior to the announcement of such repurchase, minus the total number of shares of Common Stock repurchased.

e) Subsequent Financing. If the Company consummates a Subsequent Financing, the Conversion Price shall equal the lesser of the Original Conversion Price (as adjusted pursuant to this Section 5) and 15% less than the per share purchase price of the Common Stock issued or deemed issued in such Subsequent Financing.

f) Pro Rata Distributions. If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness, Options or any other securities or other assets (other than stock dividends described in Section 5(a), Common Stock Equivalents described in Section 5(b) and dividends and distributions paid exclusively in cash described in Section 5(c)) then in each such case the Conversion Price shall be decreased by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one (1) outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above. Notwithstanding the foregoing, in cases where (a) the fair market value per share of the distributed evidence of indebtedness, options, securities or other assets equals or exceeds the VWAP on the record date for the determination of shareholders entitled to such distribution, or (b) the VWAP on such record exceeds the fair market value per share of the distributed evidence of indebtedness, Options, securities or other assets by less than US$1.00, in lieu of the foregoing adjustment, the Holder shall have the right to receive upon conversion, in addition to the Conversion Shares, the amount and type of distributed evidence of indebtedness, Options, securities or other assets, the Holder would have received if it had converted this Note immediately prior to such record date.

g) Fundamental Transaction. If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person other than to change the state of incorporation of the Company, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new note consistent with this Note and evidencing the Holder’s right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include, without limitation, terms requiring any such successor or surviving entity to comply with the provisions of this Section 5 and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to the transactions set forth in this Section 5.

Section 5.1 VWAP Adjustments. On June 30, 2008 (the “VWAP Adjustment Date”), and as of the last day of each calendar quarter thereafter while this Note remains outstanding, the Conversion Price shall automatically adjust, downward but not upward, to a price equal to the average VWAP for the thirty Trading Days prior to such adjustment date; provided, however, that if the after-tax net income of the Company for the fiscal year ended December 31, 2007 as reported on the Company’s Form 10-K or Form 10-KSB, as applicable (the “2007 Annual Report”) is less than $16,000,000 or if the 2007 Annual Report contains an adverse opinion of the Company’s auditors in respect of the Company’s financial statements, such automatic adjustments to the Conversion Price shall commence on the thirtieth Trading Day after the filing of such 2007 Annual Report (except that if the filing of the 2007 Annual Report is after the VWAP Adjustment Date, the automatic adjustment to the Conversion Price shall commence as of the VWAP Adjustment Date); provided further, however, that if the Company files any restatement to the Company’s Form 10-K or Form 10-KSB, as applicable (the “Restatement”), that causes the after-tax net income of the Company for the fiscal year ended December 31, 2007 to be below $16,000,000, the Conversion Price shall automatically adjust, downward but not upward, to a price equal to the average VWAP for the thirty Trading Days following the date that the Restatement is filed with the Commission.

Section 5.2

a) Calculations. All calculations under Section 5 and Section 5.1 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of Section 5 and Section 5.1, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

b) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of Section 5 or Section 5.1, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. Subject to the requirements of applicable law, including, but not limited to, Regulation FD, if (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6. Redemption; Put Right.

a) Redemption. Upon the consummation of a Subsequent Financing, the Company shall have the right to redeem an amount of this Note as shall equal fifty percent (50%) of the principal amount of this Note outstanding as of the Original Issue Date, for an amount in cash equal to 120% of the principal amount of this Note to be redeemed. In addition, on or after the one year anniversary of the Original Issue Date, the Company shall have the right to redeem in cash (subject to applicable restrictions under Nevada law) all or any portion of this Note for an amount equal to 120% of the then outstanding principal amount of this Note being redeemed, plus accrued but unpaid interest. Any election by the Company to redeem this Note shall be submitted in writing to the Holder not less than 20 calendar days prior to the date selected for such redemption. Any call for redemption of any portion of this Note by the Company pursuant to this Section 6(a) shall be made on a pro rata basis with the other outstanding 5% Secured Convertible Notes. The Holder may elect to convert the outstanding principal amount of the Note pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company.

b) Put Right.

i. Majority Holders. On or after the one year anniversary of the Original Issue Date, the Holders of a majority of the then outstanding principal amount of Notes (the “Majority Holders”) shall have the right to require the Company to redeem in cash (subject to applicable restrictions under Nevada law) all or any portion of the Notes held by such Majority Holders for an amount equal to 120% of the then outstanding principal amount of Notes being redeemed, plus accrued but unpaid interest; provided, however, that any such election to redeem shall be submitted in writing by the Majority Holders to the Company not less than 20 calendar days prior to the date selected by the Majority Holders for such redemption (the “Redemption Date”).

ii. Minority Holders. If the Holders of a Majority of the then outstanding principal amount of Notes elect to exercise their right to require the Company to redeem in cash all or a portion of the Notes held by such Holders in accordance with this Section, then the Company shall immediately notify all remaining Note Holders (the “Minority Holders”) that such election has been made and of the Redemption Date. The Minority Holders shall have the right to require the Company to redeem in cash (subject to applicable restrictions under Nevada law), on the Redemption Date, all or any portion of the Notes held by such Minority Holders for an amount equal to 120% of the then outstanding principal amount of Notes being redeemed, plus accrued but unpaid interest; provided, however, that any such election to redeem shall be submitted in writing by the Minority Holders to the Company 5 calendar days prior to the Redemption Date.

Section 7. Negative Covenants. As long as any portion of this Note remains outstanding, the Company shall not, and shall not permit any of its Subsidiaries, in each case without the consent of the holders of a majority in aggregate principal amount outstanding of the Notes to, directly or indirectly:

a)
other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)
other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein, any equity interest of the Company or any of its Subsidiaries, or any income, profits or royalties therefrom;

c)	amend its charter documents, including without limitation, the certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d)
repay, repurchase or offer to repay, repurchase or otherwise acquire any shares of its Common Stock or Common Stock Equivalents other than as to (a) the Conversion Shares as permitted or required under the Transaction Documents, (b) the redemption or put of the Notes as provided for in Section 6, (c) payments of Liquidated Damages as set forth in Section 8, and (d) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Note;

e)	enter into any agreement with respect to any of the foregoing; or

f)	pay cash dividends or distributions on any equity securities of the Company.

Section 8. Subordination.

Notwithstanding any provision of this Note or any other instruments or agreements now or hereafter evidencing or relating to the indebtedness hereunder to the contrary, the Company covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that all amounts payable under this Note as a result of an acceleration of the outstanding principal amount of this Note due to an Event of Default arising under Section 9(a)(vii)(A) or Section 9(a)(xi)(but only if such monetary judgment, writ or similar final process resulted from a suit to enforce liquidated damages under Section 4.15 of the Securities Purchase Agreement (the "May 2007 Securities Purchase Agrement") , dated as of May 31, 2007, among the Company and the investors named therein (the "May Investors") ) shall be subordinated to the payment of any liquidated damages (the "Liquidated Damages") required to be paid by the Company pursuant to 4.15 of the May 2007 Securities Purchase Agreement . The provisions of this Section 8 are made for the benefit of all of the May Investors (and their successors and assigns), and shall be enforceable by them directly against the Holder.

Nothing contained in any provision of this Note or any other instrument or agreements now or hereafter evidencing or relating to the indebtedness hereunder (i) shall impair, as between the Company and the Holder, the obligations of the Company, which are absolute and unconditional, to pay to the Holder all amounts payable in respect of this Note as and when the same shall become due and payable in accordance with the terms hereof, (ii) is intended to or shall affect the relative rights of the Holder and the creditors of the Company, (iii) shall prevent the Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or upon a default or Event of Default (as defined below) under this Note as set forth in these subordination provisions, or (iv) impair the rights of the Holder or the collateral agent under any of the Pledge Agreements or require the Holder or the collateral agent to pay over, deliver or otherwise transfer any cash, securities or other assets received by such Holder or collateral agent upon the realization of any collateral pursuant to any of the Pledge Agreements.

If the Holder shall have received any payment or distribution under or in respect of this Note in violations of the terms of this Section, then such payment shall be received and held in trust for the May Investors and shall be forthwith paid over or delivered (duly endorsed, if appropriate) to the May Investors until such time as the Liquidated Damages have been paid in full.

The provisions of this Section 8 may not be amended or modified unless in a writing executed by The Pinnacle Fund, L.P.

Section 9. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five (5) Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder to the Company and (B) ten (10) Trading Days after the Company has become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents;

iv. any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the occurrence of any event or events that would require the Company to pay liquidated damages pursuant to (A) Section 4.15 or (B) Section 4.17 of the May 2007 Securities Purchase Agreement;

viii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days;

ix. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

x. the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth (5th) Trading Day after a Conversion Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof; or

xi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the election of holder(s) of a majority of the then outstanding principal amount of the 5% Secured Convertible Notes, immediately due and payable in cash at the Mandatory Default Amount. Commencing on the date of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holders need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the holders of a majority of the then outstanding principal amount of the 5% Secured Convertible Notes at any time prior to payment hereunder and the Holder shall have all rights as a holder of this Note until such time, if any, as the Holder receives full payment pursuant to this Section 9(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 10. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (852)2620-6528, Attn: Xu Hong Bin, or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 10. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 10 prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 10 between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates (as defined in Rule 12b-2 of the Exchange Act), directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any provision of this Note may be amended or waived by the written consent of the Company and the holders of a majority of the outstanding principal amount of the 5% Secured Convertible Notes, except that, notwithstanding the foregoing, (a) neither this sentence nor the provisions of Section 8 of this Note may be waived or amended unless in a writing executed by The Pinnacle Fund, L.P., the Company and the Holders of a majority of the outstanding principal amount of the 5% Secured Convertible Notes; and (b) neither this sentence nor the restrictions set forth in Section 4(a) and Section (b) limiting conversion of the Note to the extent such conversion would result in the Holder and its affiliates beneficially owning more than 9.9% of the Company's outstanding shares of Common Stock may be waived, modified or amended under any circumstances. Any waiver by the Company or a holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

i) Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 10(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

*********************

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

CHINA WATER & DRINKS, INC.

By:
Name:
Title: President

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 5% Secured Convertible Note of China Water & Drinks, Inc., a Nevada corporation (the “Company”), due on [January  , 2011], into shares of common stock, par value $.001 per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion:

Principal Amount of Note to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address:

Schedule 1

CONVERSION SCHEDULE

The 5% Secured Convertible Notes due on [January  , 2011], in the aggregate principal amount of $____________ issued by China Water & Drinks, Inc. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or Original Principal Amount)	Company Attest